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                                                                EXHIBIT 23.3


ROSENTHAL, PACKMAN & CO., P.C.
CERTIFIED PUBLIC ACCOUNTANTS



                       INDEPENDENT AUDITORS' CONSENT


Forever Enterprises, Inc.

We consent to the incorporation by reference in Forever Enterprises, Inc.'s Registration Statement on Form S-8 (No. 333-69267) of our report dated April 19, 2000 included in the annual report on Form 10-K of Forever Enterprises, Inc. for the year ended December 31, 2001.

/s/ Rosenthal, Packman & Co., P.C.

Rosenthal, Packman & Co., P.C.
St. Louis, Missouri
March 28, 2002